Exhibit 99.d(2)(j)

AMENDMENT NO. 8
TO THE
AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT
FOR MUTUAL FUNDS

This Amendment No. 8 (this “Amendment”), dated as of December 9, 2025, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated July 1, 2020, between Invesco Advisers, Inc. (the “Adviser”) and each of Invesco Canada Ltd., Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, Invesco Management S.A., and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to remove Invesco V.I. Global Core Equity Fund effective April 24, 2026.

NOW THEREFORE, the parties agree that:

1.	Exhibit A to the Contract is deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco V.I. American Franchise Fund

Invesco V.I. American Value Fund

Invesco V.I. Balanced-Risk Allocation Fund

Invesco V.I. Comstock Fund

Invesco V.I. Core Equity Fund

Invesco V.I. Core Plus Bond Fund

Invesco V.I. Discovery Large Cap Fund

Invesco V.I. Discovery Mid Cap Growth Fund

Invesco V.I. Diversified Dividend Fund

Invesco V.I. Equally-Weighted S&P 500 Fund

Invesco V.I. Equity and Income Fund

Invesco V.I. Global Fund

Invesco V.I. Global Real Estate Fund

Invesco V.I. Global Strategic Income Fund

Invesco V.I. Government Money Market Fund

Invesco V.I. Government Securities Fund

Invesco V.I. Growth and Income Fund

Invesco V.I. Health Care Fund

Invesco V.I. High Yield Fund

Invesco V.I. International Growth Fund

Invesco V.I. EQV International Equity Fund

Invesco V.I. Main Street Fund®

Invesco V.I. Main Street Mid Cap Fund®

Invesco V.I. Main Street Small Cap Fund®

Invesco V.I. S&P 500 Buffer Fund – March

Invesco V.I. S&P 500 Buffer Fund – June

Invesco V.I. S&P 500 Buffer Fund – September

Invesco V.I. S&P 500 Buffer Fund – December

Invesco V.I. Small Cap Equity Fund

Invesco V.I. Technology Fund

Invesco V.I. U.S. Government Money Portfolio”

2.	All other terms and provisions of the Contract not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.		INVESCO CANADA LTD.

Adviser		Sub-Adviser

By:	/s/ Melanie Ringold	By:	/s/ Shalomi Abraham
Name:	Melanie Ringold	Name:	Shalomi Abraham
Title:	Senior Vice President & Secretary	Title:	Senior Vice President, Secretary and Head of Legal Canada

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Alan John Trotter
Name:	Alan John Trotter
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED

Sub-Adviser

By:	/s/ Takashi Matsuo
Name:	Takashi Matsuo
Title:	CAO

INVESCO HONG KONG LIMITED

Sub-Adviser

By :	/s/ Andrew Lo
Name:	Andrew Lo
Title:	Director

INVESCO MANAGEMENT S.A

Sub-Adviser

By :
Name:
Title:

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina
Name:	Antonio Reina
Title:	Secretary